Exhibit 99.1

1-800 CONTACTS Hosts July 26th Event

DRAPER, Utah, July 24, 2006 /PRNewswire-FirstCall / — 1-800 CONTACTS, INC.  (Nasdaq: CTAC) will be hosting a live investor and press conference in New York City at 4:30 p.m. Eastern Time on Wednesday, July 26, 2006.  The Company will be presenting ClearLab, the Company’s international manufacturing business, and its innovative new AquaSoft product.

Seating is limited and therefore attendance is by invitation and registration only.  The event will also be carried live via webcast, which can be accessed at www.aquasoft.com.

The Company encourages all interested parties to view the event live or via a rebroadcast.  Digital rebroadcasts of the event will be available at www.aquasoft.com, after 8:00 p.m. Eastern Time on July 26, 2006.

1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery.  Through its easy-to-remember, toll-free telephone number, “1-800-CONTACTS” (1-800-266-8228), and its Internet web site, www.1800contacts.com, the Company sells almost all of the popular brands of contact lenses.

1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

CONTACT: Brian W. Bethers, President, 801-316-5000, or Robert G. Hunter, Chief Financial Officer, 801-316-5000, or investors@1800contacts.com, both of 1-800 CONTACTS.